Exhibit 10.2

UNCONDITIONAL AND CONTINUING GUARANTY

WHEREAS, the undersigned, Ira Goldknopf (individually, a “Guarantor,” ), seek to induce Trinity Financing Investments Corporation (“Lender”), with an address at 300 E. 55th Street, Apt. 14D, New York, New York 10022, to make a loan to Power 3 Medical Products, Inc., a New York corporation (“Borrower”); and

WHEREAS, the execution and delivery by Guarantor of this Unconditional and Continuing Guaranty (the “Guaranty”) is a condition precedent to the making of a loan by Lender to the Borrower; and

WHEREAS, The Guarantor is a shareholder of Borrower and will derive substantial benefits from such loan;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor hereby covenants and agrees as follows:

1.                                       Guaranty.  The Guarantor hereby absolutely, irrevocably and unconditionally guarantees to Lender the full and prompt performance by Borrower of all its covenants and obligations under a certain promissory note in the original principal amount of $150,000 between Lender and Borrower of even date herewith (the “Promissory Note”) and the punctual and full payment and performance when due, whether at the stated date or dates for such payment, by acceleration or otherwise, of all indebtedness, liabilities and obligations of Borrower to Lender under the Note (all of the foregoing are hereinafter sometimes referred to as the “Obligations”).

2.                                       Payment by Guarantor; Set-Off.  In the event Lender makes demand or upon the occurrence of any Event of Default (as defined in the Promissory Note) or a default by Borrower under any of the Obligations and/or the failure of Borrower punctually to pay or perform any of the Obligations when due, the Guarantor hereby agrees to make such payment and/or performance punctually when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise.  Each such payment shall be made to Lender at its address set forth above (or at such other address as Lender shall specify by written notice to the Guarantor), in immediately available funds.

3.                                       Obligation of Guarantor Unconditional.  The Guarantor hereby agrees that:

(a)                                  Its liability hereunder is unconditional, irrespective of:  (i) the legality, validity or enforceability of the Obligations; (ii) the legality, validity or enforceability of any security interest, mortgage or pledge granted by Borrower or the Guarantor as collateral for the Obligations, any guarantee, suretyship, letter of credit or reimbursement agreement issued by any person secondarily or otherwise liable for any of the Obligations, any security interest, mortgage, or pledge granted by any person secondarily or otherwise liable for any of the Obligations, or any other device providing collateral security for payment of any of the Obligations, all of the hereinabove referenced devices being referred to herein as the “Collateral Security”; (iii) the absence of any action or effort by Lender to either resort to, enforce or exhaust its remedies under or against the Obligations and/or the Collateral Security; (iv) the waiver or consent by Lender with respect to any provision in the documentation of the Obligations or the Collateral Security; or (v) the recovery of any judgment against Borrower or any action to enforce such judgment or any other circumstance which might, absent the unconditional nature of this Guaranty, constitute a legal or equitable discharge or defense of either Guarantor.

(b)                                 Lender may at any time, or from time to time, in Lender’s sole discretion:  (i) change, alter, renew, continue, extend and/or accelerate the time of payment of, all or any of the Obligations, or any part or parts thereof or any renewal or renewals thereof; (ii) extend credit to Borrower whether or not any Event of Default, or any event which with notice or lapse of time, or both, would constitute an Event of Default, has occurred under the Promissory Note or any other agreement between Lender and Borrower; (iii) replace any existing Obligation and the documentation therefor with an amended and restated Obligation and the documentation therefor; (iv) sell, exchange, release, compromise and/or surrender all or any of the property which is the subject of the Collateral Security (the “Collateral”), or any part or parts thereof, with respect to which Lender may now or hereafter have an interest; (v) sell and/or purchase any or all of the Collateral at public or private sale, or at any broker’s board, and after deducting all costs and expenses of every kind for collection, sale and/or delivery, apply the proceeds of any such sale or sales against any of the Obligations; or (vi) settle or compromise any or all of the Obligations with Borrower, and/or any other person or persons liable thereon; all in such manner and upon such terms as Lender may see fit and without notice to or consent from any Guarantor, who hereby agrees to be and remain bound upon this Guaranty, irrespective of the effect upon the existence or status of the Obligations or the Collateral Security and notwithstanding any such change, alteration, renewal, continuance, extension, acceleration, sale, exchange, release, compromise, surrender, application, settlement, subordination or any other action hereinabove mentioned.

(c)                                  The liability of Guarantor will not be discharged except by complete and final payment and performance of the Obligations.

(d)                                 The liability of the Guarantor under this Guaranty shall be reinstated with respect to any amount paid to Lender by Borrower which is thereafter required to be returned to Borrower or any trustee, receiver or other representative of or for Borrower, upon or by reason of the bankruptcy, insolvency, reorganization, or dissolution of Borrower, or for any other reason, all as though such amount had never been paid by Borrower.

(e)                                  This is a guarantee of payment and not merely of collection.

4.                                       Waiver of Subrogation.  No payment by the Guarantor pursuant to any provision of this Guaranty or other satisfaction of the Guarantor’s liabilities hereunder shall entitle the Guarantor, by subrogation to the rights of Lender or otherwise, to any payment from Borrower, from the proceeds of the property of Borrower or from any Collateral Security.  The Guarantor hereby releases and waives any and all rights to, and claims for, subrogation, indemnity, reimbursement and/or contribution which the Guarantor may now or hereafter have against Borrower by reason of payments made by the Guarantor under this Guaranty.

5.                                       Waivers.  The Guarantor hereby expressly waives:  (a) notice of the acceptance of this Guaranty; (b) notice of the making of the loan evidenced y the promissory Note and of any change in the rate at which any of the Obligations are accruing interest or fees; (c) diligence, presentment and demand for payment of any of the Obligations; (d) protest, notice of protest, notice of dishonor and notice of nonpayment or default to either Guarantor or to any other person with respect to the Obligations; (e) filings of claims or proof of claims with a court in the event of any bankruptcy or insolvency proceedings as to which Borrower or any person secondarily or otherwise liable for any of the Obligations is subject; (f) any right to require a proceeding first against Borrower or any other person; (g) any demand for payment under this Guaranty; (h) any defenses available to a surety under law; and (i) all other legally waivable notices to which either Guarantor might otherwise be entitled.

6.                                       Insolvency of Borrower.  In the event that any proceeding is commenced by or against Borrower under the Federal Bankruptcy Code or any insolvency or other debtor relief laws, as now or hereafter in effect, or for the appointment of a receiver for Borrower or any of its property, or if Borrower shall make an assignment for the benefit of creditors or shall discontinue business or becomes unable to pay or admits in writing its inability to pay its debts as they come due, all Obligations of Borrower shall, for the purpose of this Guaranty, become immediately due and payable.

7.                                       Subordination. The Guarantor further agrees with Lender that all of the present and future indebtedness of Borrower to such Guarantor, other than salary, expenses reimbursements and other amounts due pursuant to such guarantor’s Employment Agreement with the Borrower, shall be and hereby is subordinated to the Obligations.

8.                                       Termination of Guaranty.  This Guaranty is a continuing Guaranty and shall remain in full force and effect irrespective of any interruptions in the business relations of Borrower with Lender; provided, however, that either may, by notice in writing actually received and acknowledged by Lender, terminate this Guaranty with respect to all new Obligations incurred or contracted by Borrower after the date on which such notice is so received, but this Guaranty shall remain in full force and effect as to all Obligations existing at the date of receipt of such notice and to all renewals and extensions thereof until the full payment thereof and all interest and fees thereon to Lender.

9.                                       Consent to Jurisdiction; Waiver of Jury Trial.  The Guarantor hereby submits to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any obligations under or with respect to this Guaranty, and expressly waives any and all objections Guarantor may have as to venue in any such courts.  EACH GUARANTOR WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT ON ANY MATTER WHATSOEVER (INCLUDING, WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTY.  No party to this Guaranty, including but not limited to any assignee or successor of a party, shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation procedure based upon, or arising out of, this Guaranty, any related instruments, any collateral or the dealings or the relationship between the parties.  No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot be or has not been waived.  THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

10.                                 Miscellaneous.

(a)                                  Notices.  All notices, requests, demands or other communications (including telecommunications) to or from the Guarantor or Lender shall be in writing and shall be deemed to have been duly given or made when delivered (i) to Lender, at its address as set forth above, Attention:  Trinity Bui,  and (ii) to the Guarantor, at the address of the Borrower as set forth in the Promissory Note, or as to either party, at such other address or telecopier number as such party may hereafter specify to the party in writing.  Written notices if delivered by hand or telecopier shall be deemed delivered upon receipt acknowledged in written form by the recipient or five (5) business days (business day being defined as a day, other than a Saturday or Sunday, on which the banks in New York are authorized to be open for business) after mailing or sending, and all mailed notices shall be by registered or certified mail, postage prepaid.  Notices provided by any other means shall be deemed delivered upon receipt acknowledged in writing.

(b)                                 Expenses.  Guarantor agrees that, with or without notice to or demand upon Borrower or Guarantor, Guarantor will pay or reimburse Lender (to the extent reimbursement has not already been made by Borrower) for all expenses, including reasonable fees and expenses of its legal counsel, incurred by Lender in connection with any of the Obligations or the collection thereof and the enforcement of any provisions of this Guaranty.

(c)                                  Continuing Guaranty.  This is a continuing guaranty and shall remain in full force and effect and be binding upon Guarantor and its successors and assigns until payment in full to Lender of all the Obligations.

(d)                                 Assignments.  Lender may assign its rights and powers under this Guaranty with respect to all or any of the Obligations, and, in the event of such assignment, the assignee of such rights and powers, to the extent of such assignment, shall have the same rights and remedies as if originally named herein in the place of its assignor.

(e)                                  Waiver of Rights.  No delay on the part of Lender in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the Guarantor shall be deemed to be a waiver of the obligation of the Guarantor or of the right of Lender to take other or further action without notice or demand as provided herein.  In any event no modification or waiver of the provisions hereof shall be effective unless in writing nor shall any waiver be applicable except with respect to the specific person to whom and in the specific instance or matter for which given.

(f)                                    Cumulative Remedies.  The obligations of the Guarantor hereunder are in addition to and not in substitution for any other obligations or security interests now or hereafter held by Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of, or affect the rights, remedies or powers of Lender in respect of, any obligation or other security interest held by it for the fulfillment thereof.  The rights and remedies provided herein and in any other instrument are cumulative and not exclusive of any other rights or remedies provided by law.

(g)                                 Governing Law.  This Guaranty shall be governed by, determined and construed in accordance with the laws of the State of New York without regards to the choice of law principles thereof.

(h)                                 Severability.  If any part of this Guaranty is contrary to, prohibited by or deemed invalid under the applicable law or regulations of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible, and any such prohibition or invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i)                                     References to Lender and Guarantor.  Each reference herein to Lender shall be deemed to include its successors and assigns, and each reference to Guarantor and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular, or plural as the context may require and shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions hereof.

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the 9th day of December, 2005.

WITNESS:

/s/: Steven B. Rash	/s/: Ira L. Goldknopf
Ira Goldknopf